Exhibit 10.1

Form of Exchange Agreement

July 1, 2021

HC2 Holdings, Inc.
450 Park Avenue, 29th Floor
New York, NY 10022

Re:	HC2 Holdings, Inc.’s Exchange of Series [A][A-2] Convertible Participating Preferred Stock

Ladies and Gentlemen:

The undersigned investor listed on Exhibit B hereto (the “Investor” or the “Exchanging Investor”) hereby agrees to exchange, with HC2 Holdings, Inc., a Delaware corporation (the “Company”), the number of the Company’s Series [A][A-2] Convertible Participating Preferred Stock (the “Old Shares”) set forth in Exhibit B hereto that it beneficially owns for the Company’s Series [A-3][A-4] Convertible Participating Preferred Stock (the “New Shares”).  The Old Shares are governed by the Certificate of Designation of the Company dated [May 29, 2014][January 5, 2015] (the “Existing Certificate of Designation”).  The New Shares will be designated pursuant to a Certificate of Designation dated July 1, 2021 (the “Certificate of Designation”), substantially in the form set forth as Exhibit A hereto.  If only one Exchanging Investor is identified in Exhibit B hereto, then each reference in this Exchange Agreement to “Exchanging Investors” will be deemed to be a reference to such Exchanging Investor identified in Exhibit B hereto, mutatis mutandis.

 The Investor understands that the exchange (the “Exchange”) of the Old Shares for the New Shares is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and the New Shares are only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance on a private placement exemption from registration under the Securities Act.

1.          Exchange Consideration.  Subject to the terms and conditions of this Exchange Agreement, the Investor hereby agrees to exchange, and to cause each other Exchanging Investor, if any, to exchange the Old Shares set forth on Exhibit B hereto for an equal number of New Shares and for a cash payment equal to any accrued and unpaid dividends through, but excluding, July 1, 2021 on the Old Shares being exchanged (together, such New Shares and cash, the “Consideration”). The Exchange will occur in accordance with the procedures set forth in Section 3 hereof.

2.          The Closing.  The closing of the Exchange (the “Closing”) will take place at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP (or such other place as shall be reasonably acceptable to the Investor) at 10:00 a.m., New York City time, on the later of (A) July 1, 2021 or (B) such other time as the Company and the Investor may mutually agree in writing (such later date, the “Closing Date”).

3.          Exchange.  Subject to satisfaction of the conditions precedent specified in this Exchange Agreement and effective upon the occurrence of the Closing on the Closing Date, the Investor hereby, for itself and on behalf of each Exchanging Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Old Shares as indicated on Exhibit B hereto, and waives any and all other rights with respect to such Old Shares and releases and discharges the Company from any and all claims the Investor may now have, or may have in the future, arising out of, or related to, such Old Shares, including, without limitation, any claims arising from any existing or past breaches or defaults under the Old Shares, or any claims that the Investor or any Exchanging Investor is entitled to receive dividends with respect to the Old Shares (other than dividends included in the Consideration).

On the Closing Date, subject to satisfaction of the conditions precedent specified in this Exchange Agreement, the Company shall (i) cancel, or caused to be cancelled, the Old Shares set forth on Exhibit B hereto on the books and records of the Company’s transfer agent, (ii) issue, or caused to be issued, an equal number of New Shares on the books and records of the Company’s transfer agent and (iii) pay the cash portion of the Consideration to an account specified in writing by the Holder. Upon request of the Company or the Company’s transfer agent, the Investor shall surrender, or caused to be surrendered, the certificate or certificates (if any) evidencing the Old Shares set forth on Exhibit B hereto and deliver, or cause to be delivered, any instruments of transfer, direction letters, certificates or other documents in connection with the transactions contemplated hereby as are reasonably requested or required by the Company or the Company’s transfer agent.

All questions as to the form of all documents and the validity and acceptance of the Old Shares and the New Shares will be determined by the Company, in its reasonable discretion, which determination will be final and binding. All authority herein conferred or agreed to be conferred in this Exchange Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor hereunder will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

4.          Representations and Warranties of the Company.  The Company represents and warrants to the Exchanging Investors that:

(a)        The Company and each of its subsidiaries that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each such subsidiary of the Company, a “Significant Subsidiary”) (A) has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of organization, (B) has all requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties and assets and (C) duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (i) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Significant Subsidiaries, taken as a whole, (ii) the ability of the Company or any Significant Subsidiary to perform its obligations in all material respects under this Exchange Agreement and the New Shares, (iii) the validity or enforceability of this Exchange Agreement, and the New Shares or (iv) the consummation of the Exchange (each, a “Material Adverse Effect”).

(b)       The Company has full power and authority to consummate the Exchange and to enter into this Exchange Agreement and perform all of its obligations hereunder, including the issuance and delivery of the New Shares.  Upon the Company’s delivery of the New Shares to any Exchanging Investor pursuant to the Exchange, such New Shares will be free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims thereto (collectively, “Liens”) created by the Company. The Certificate of Designation and the New Shares have been duly authorized by the Company and, upon issuance in accordance with the terms of this Exchange Agreement, the New Shares will be validly issued, fully paid and non-assessable.

(c)        The Exchange and the other transactions contemplated thereby will not (A) contravene any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law), rule or regulation binding on the Company or any Significant Subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any Significant Subsidiary, (B) constitute a breach or violation or result in a default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which any of them or their respective property is bound or (C) constitute a breach or violation or result in a default under the organizational documents of the Company or Significant Subsidiary thereof, except, in the case of clauses (A), (B) and, solely with respect to a Significant Subsidiary, (C) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)         No consent, approval, authorization, order, license, filing or registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery or performance by the Company of its obligations under this Exchange Agreement and the New Shares and the consummation of the transactions contemplated by this Exchange Agreement and the New Shares, except such (A) those that have been official or made, as the case may be, that are in full force and effect, (B) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the New Shares outside the U.S. in connection with the Exchange and (C) those the failure of which to obtain or make such consent, approval, authorization, order, filing or registration would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)         This Exchange Agreement has been duly authorized, executed and delivered by the Company.

(f)        Subject to the terms of the Certificate of Designation, the New Shares will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon conversion of the New Shares equal to the maximum number of such shares issuable upon conversion (the “Conversion Shares”), and, when such Conversion Shares are issued upon conversion of the New Shares in accordance with the terms of the New Shares and the Certificate of Designation, such Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive or similar rights.

(g)         The Company is not and, after giving effect to the transactions contemplated by this Exchange Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940 (the “Investment Company Act”), as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder, and following the Closing, the Company will conduct its business in a manner so as not to be required to register under the Investment Company Act.

(h)         There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Exchange Agreement or the issuance of the New Shares.

(i)         As of the date hereof, the Covered SEC Filings (as defined below), taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As used herein, “Covered SEC Filings” means each of the following documents, in the form they have been filed with the SEC and including any amendments thereto filed with the SEC: (w) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020; (x) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021; (y) those portions of the Company’s 2021 Proxy Statement on Schedule 14A, and any amendments thereto, that are incorporated by reference into the Annual Report referred to in clause (w) above; and (z) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2020 and prior to the Closing.

5.         Representations and Warranties of the Investor.  The Investor hereby, for itself and on behalf of each Exchanging Investor, represents and warrants to and covenants with the Company that:

(a)        The Investor, for itself and on behalf of each Exchanging Investor, has full power and authority to exchange, sell, assign and transfer the Old Shares to be exchanged hereby and to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor or such Exchanging Investor hereunder.

(b)         Each of the Exchanging Investors is and, immediately before the Closing, will be the beneficial owner of the Old Shares set forth on Exhibit B hereto.

(c)        When the Old Shares are exchanged pursuant to this Exchange Agreement, the Company will acquire good, marketable and unencumbered title to the Old Shares, free and clear of all Liens.

(d)        The Exchange will not (A) contravene any law, rule or regulation binding on the Investor or any of the Exchanging Investors or any investment guideline or restriction applicable to the Investor or any of the Exchanging Investors, or (B) constitute a breach or violation or result in a default under the organizational documents of the Investor or any Exchanging Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any Exchanging Investor is a party or by which it is bound.

(e)         The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit B hereto.

(f)        The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Exchanging Investors acquires New Shares pursuant to the Exchange and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or any of the Exchanging Investors is subject or in which the Investor or any Exchanging Investor acquires New Shares pursuant to the Exchange.

(g)        The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Exchange Agreement, the Covered SEC Filings, the full text of the Existing Certificate of Designation and the full text of the Certificate of Designation, a form of which is attached as Exhibit A hereto. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

 (h)       The Investor and each Exchanging Investor understands and accepts that the New Shares to be acquired in the Exchange involve risks.  Each of the Investor and the Exchanging Investors has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange and an investment in the New Shares.  With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Shares and the consequences of the Exchange and this Exchange Agreement.  Each Exchanging Investor has considered the suitability of the New Shares as an investment in light of its own circumstances and financial condition, and each of the Investor and the Exchanging Investor is able to bear the risks associated with an investment in the New Shares.

(i)         The Investor confirms that it and each Exchanging Investor is not relying on any statement (written or oral), representation or warranty made by the Company or any of its affiliates as investment, tax or other advice or as a recommendation to participate in the Exchange and receive the Consideration in exchange for Old Shares.  The Investor confirms that it and each Exchanging Investor has read the Certificate of Designation relating to the New Shares and has not relied on any statement (written or oral) of the Company or any of its affiliates as to the terms of the New Shares.  It is understood that neither the Company nor any of its affiliates is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding whether to participate in the Exchange and to exchange Old Shares for the Consideration.

(j)        The Investor confirms that none of the Company or any of its affiliates have (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Shares or (B) made any representation to the Investor or any Exchanging Investor regarding the legality of an investment in the New Shares under applicable investment guidelines, laws or regulations.  In deciding to participate in the Exchange, each of the Investor and the Exchanging Investors is not relying on the advice or recommendations of the Company or its affiliates, and has made its own independent decision that the terms of the Exchange and the investment in the New Shares is suitable and appropriate for it.

(k)        Each of the Investor and the Exchanging Investors is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the New Shares.  Each of the Investor and the Exchanging Investors has had access to and reviewed the Covered SEC Filings and such other information concerning the Company and the New Shares it deems necessary to enable it to make an informed investment decision concerning the Exchange.  Each of the Investor and the Exchanging Investors has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(l)         Each of the Investor and the Exchanging Investors understands that no federal or state agency has passed upon the merits or risks of an investment in the New Shares or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Exchange and this Exchange Agreement.

(m)      Each Exchanging Investor and any account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Each of the Investor and the Exchanging Investors agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(n)        Each Exchanging Investor is acquiring the New Shares solely for such Exchanging Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Shares in violation of the Securities Act.  Each of the Investor and the Exchanging Investors understands that the offer and sale of the New Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Exchanging Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Exchanging Investor, in this Exchange Agreement.  Each of the Investor and the Exchanging Investors understands that the Company and its affiliates are relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Exchange meets the requirements for such exemptions.

(o)         The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company.

(p)       The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company or the Company’s transfer agent to be reasonably necessary or desirable to complete the exchange, assignment and transfer of the Old Shares to be exchanged pursuant to this Exchange Agreement.

(q)        The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Exchanging Investor, contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor and each Exchanging Investor.

(r)         The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(s)       The Investor’s and each Exchanging Investor’s participation in the Exchange was not conditioned by the Company on the Investor or any Exchanging Investor’s exchange of a minimum number of Old Shares for the Consideration.

(t)        Neither the Investor nor any Exchanging Investor has an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the securities issued in the Exchange.

(u)        The Investor had a sufficient amount of time to consider whether to participate in the Exchange, and none of the Company or any of its affiliates or agents has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange.

(v)        No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B hereto for each of the Exchanging Investors.

(w)      If the Investor is exchanging any Old Shares and acquiring New Shares as a fiduciary or agent for one or more accounts, it represents that it has (A) the requisite investment discretion with respect to each such account necessary to effect the Exchange, (B) full power to make the foregoing representations, warranties and covenants on behalf of such account; and (C) contractual authority with respect to each such account.

6.          Conditions to Obligations of the Investor and the Company.  The obligations of the Investor to deliver (or cause to be delivered) the Old Shares and of the Company to pay and deliver the Consideration are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 4 hereof and of the Investor, for itself and on behalf of the Exchanging Investors, contained in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

7.          Registration Rights; Survival of the SPA. The Company and the Investor hereby agree that, notwithstanding anything to the contrary contained in the Second Amended and Restated Registration Rights Agreement, by and among the Company and the investors party thereto, including the Investor, dated January 5, 2015 (the “Registration Rights Agreement”), the New Shares shall be deemed to be Preferred Stock under and as defined in the Registration Rights Agreement. The Company and the Investor further hereby agree that Sections [5.4, 5.5, 5.9, 7.2, 7.4, 7.4, 8 and 9][5.4, 5.8, 7.1, 7.2, 7.3, 8 and 9] of the Securities Purchase Agreement, by and among the Company and the purchasers party thereto, dated [May 29, 2014][January 5, 2015], shall, to the extent they applied to the Investor and the Old Shares as of the date hereof, be incorporated into this Exchange Agreement and apply, mutatis mutandis, to the New Shares. The Company and the Investor hereby acknowledge that the Exchange satisfies Section 5.12 of the Stock Purchase Agreement, by and among the Company, Continental Insurance Group, Ltd. And Continental General Holdings LLC, dated as of March 26, 2021.

8.         Waiver, Amendment.  Neither this Exchange Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by each party hereto.

9.         Assignability.  Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Exchanging Investor, on the other hand, without the prior written consent of the other party.

10.        Taxation.  The Investor shall provide the Company with all information reasonably requested by the Company to comply with applicable tax laws. Without limiting the foregoing, the Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, or (ii) another basis for exemption from U.S. federal backup withholding must be established.  The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status, and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. Any amounts so withheld shall be treated for all purposes of this Exchange Agreement as paid to the person in respect of which such withholding was made.

11.        Waiver of Jury Trial.  EACH OF THE COMPANY, THE INVESTOR AND THE EXCHANGING INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

12.        Governing Law.  This Exchange Agreement will be governed by and construed in accordance with the laws of the State of New York.

13.        Section and Other Headings.  The section and other headings contained in this Exchange Agreement are for reference purposes only and will not affect the meaning or interpretation of this Exchange Agreement.

14.       Counterparts.  This Exchange Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement.  Delivery of an executed signature page to this Exchange Agreement by facsimile or other electronic transmission (including .pdf format) will be effective as delivery of a manually executed counterpart hereof.

15.      Notices.  All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or in the case of the Investor, the address provided on the signature page below (or such other address as either party may have hereafter specified by notice in writing to the other):

If to the Company:	HC2 Holdings, Inc. 295 Madison Avenue, 12th Floor New York, NY 10017 Attention: Joseph Ferraro, c/o HC2 Holdings, Inc.

16.        Binding Effect.  The provisions of this Exchange Agreement will be binding upon and accrue to the benefit of the parties hereto and the Exchanging Investors and their respective heirs, legal representatives, successors and permitted assigns.

17.        Notification of Changes.  The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Exchanging Investor, contained in this Exchange Agreement to be false or incorrect.

18.        Severability.  If any term or provision of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In Witness Whereof, the undersigned has executed this Exchange Agreement as of the date first written above.

Investor:

Legal name

By:
Name:
Title:

Investor Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

[Signature Page to Exchange Agreement]

In Witness Whereof, the undersigned has executed this Exchange Agreement as of the date first written above.

HC2 HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Exhibit A

Form of Certificate of Designation
(See Attached)

A1-1

Exhibit B

Exchanging Investor Information
(Complete the Following Form for Each Exchanging Investor)

Legal Name of Exchanging Holder:

Number of Old Shares to be Exchanged:

Exchanging Holder’s Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

B-1